Exhibit 99.1

On July 29, 2014, XPO Logistics, Inc. (“XPO Logistics” or “XPO” or the “Company”), entered into a definitive Agreement and Plan of Merger (the “New Breed Agreement”) with New Breed Holding Company (“New Breed”) providing for the acquisition of New Breed by XPO (the “New Breed Transaction”). New Breed is one of the preeminent U.S. providers of non-asset based, highly engineered contract logistics solutions for multi-national corporations. New Breed’s service offering includes omni-channel distribution, reverse logistics, transportation management, freight bill audit and payment, lean manufacturing support, aftermarket support and supply chain optimization for customers in technology, telecom, e-commerce, aerospace and defense, medical equipment and manufacturing. A copy of the New Breed Agreement was filed with the Form 8-K filed with the SEC on July 30, 2014. The closing of the transaction was effective September 2, 2014.

For pro forma purposes, the total consideration of $615.9 million consists of $585.8 million of cash paid at the time of closing, including an estimate of the working capital adjustment, and $30.1 million of XPO Logistics common stock which represents the fair value of 1,060,598 common shares at the market price at the close on September 2, 2014 of $32.45 per share. The final number of shares issued to the sellers was based upon the closing price of XPO’s common stock on the New York Stock Exchange (“NYSE”) on July 29, 2014 with respect to 50% of the shares and the closing price of XPO’s common stock on the NYSE on the trading day immediately preceding the closing date of the New Breed Transaction with respect to the remaining 50% of the shares. The equity portion of the purchase price has been adjusted for a marketability discount related to the holding period restriction associated with the common stock issued as consideration in the New Breed Transaction.

On January 5, 2014, XPO Logistics entered into a definitive Agreement and Plan of Merger (the “Pacer Merger Agreement”) with Pacer International, Inc., providing for the acquisition of Pacer by the Company (the “Pacer Transaction”). Pacer is an asset-light North American freight transportation and logistics services provider. The closing of the transaction was effective on March 31, 2014 (the “Effective Time”). At the Effective Time, each share of Pacer’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time was converted into the right to receive (i) $6.00 in cash and (ii) 0.1017 of a share of XPO common stock, which amount is equal to $3.00 divided by the average of the volume-weighted average closing prices of XPO common stock for the ten trading days prior to the Effective Time (the “Pacer Merger Consideration”). Pursuant to the terms of the Pacer Merger Agreement, all vested and unvested Pacer options outstanding at the Effective Time were settled in cash based on the value of the Pacer Merger Consideration. In addition, all Pacer restricted stock, and all vested and unvested Pacer restricted stock units and performance units outstanding at the Effective Time were converted into the right to receive the Pacer Merger Consideration. The fair value of the total consideration paid under the Pacer Merger Agreement was $331.5 million and consisted of $223.3 million of cash payable at the time of closing and $108.2 million representing the fair value of 3,688,246 shares of the Company’s common stock at the closing market price of $29.41 per share on March 31, 2014 less a marketability discount on a portion of shares issued to certain former Pacer executives due to a holding period restriction. The marketability discount did not have a material impact on the fair value of the equity consideration provided.

On July 12, 2013, XPO Logistics entered into a Stock Purchase Agreement (the “3PD Agreement”) with 3PD Holding, Inc. (“3PD”), Logistics Holding Company Limited, Mr. Karl Meyer, Karl Frederick Meyer 2008 Irrevocable Trust II, Mr. Randall Meyer, Mr. Daron Pair, and Mr. James J. Martell to acquire all of the outstanding capital stock of 3PD (the “3PD Transaction”). 3PD is the largest non-asset, third party provider of heavy goods, last-mile logistics in North America. The closing of the 3PD Transaction occurred on August 15, 2013. The fair value of the total consideration paid under the 3PD Agreement was approximately $364.3 million, paid in cash, deferred payments (including an escrow), and $7.4 million of restricted shares of the Company’s common stock.

The 3PD Transaction along with the Pacer Transaction and New Breed Transaction are referred to as the “Transactions” below.

The following unaudited pro forma condensed combined financial statements and related notes combine the historical consolidated balance sheets and statements of operations of XPO Logistics, the consolidated balance sheets and statements of income of New Breed, the consolidated balance sheets and statements of comprehensive income of Pacer and the consolidated balance sheets and statements of comprehensive loss of 3PD.

For purposes of preparing the unaudited pro forma condensed combined financial statements, XPO Logistics has combined the XPO Logistics consolidated statement of operations with New Breed’s consolidated statement of income and Pacer’s consolidated statement of comprehensive income for the period ended December 31, 2013, and 3PD’s consolidated statement of comprehensive loss for the period ended August 14, 2013. The results of 3PD for the remainder of the year ended December 31, 2013 were included with the XPO historical results. For purposes of preparing the unaudited pro forma condensed combined financial statements for the six months ended June 30, 2014, XPO Logistics has combined the XPO Logistics condensed consolidated statement of operations with New Breed’s condensed consolidated statement of income for six months ended June 30, 2014 and Pacer’s condensed consolidated statement of comprehensive income for the three months ended March 31, 2014. The results of 3PD and the results of Pacer for the remainder of the six months ended June 30, 2014 were included with the XPO Logistics historical results.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 and six months ended June 30, 2014 give effect to the Transactions as if they had occurred on January 1, 2013. The unaudited pro forma condensed combined balance sheet assumes that the New Breed Transaction was completed on June 30, 2014. The unaudited pro forma condensed combined balance sheet and condensed combined statement of operations of XPO Logistics as of and for the six months ended June 30, 2014 were derived from its unaudited condensed consolidated financial statements as of June 30, 2014 (as filed on Form 10-Q with the SEC on July 31, 2014). The unaudited pro forma condensed combined statement of operations of XPO Logistics for the twelve months ended December 31, 2013 was derived from the audited consolidated financial statements of XPO Logistics for the year ended December 31, 2013 (as filed on Form 10-K with the SEC on February 26, 2014). The unaudited pro forma condensed combined balance sheet and condensed combined statement of operations of New Breed as of and for the six months ended June 30, 2014 were derived from its unaudited condensed consolidated financial statements as of June 30, 2014 included in Exhibit 99.3 hereto. The unaudited pro forma condensed combined statement of operations of New Breed for the twelve months ended December 31, 2013 was derived from its audited consolidated financial statements for the twelve months ended December 31, 2013 included in Exhibit 99.2 hereto. The unaudited pro forma condensed combined statement of operations of Pacer for the three months ended March 31, 2014 was derived from its unaudited condensed consolidated financial statements as of March 31, 2014. The unaudited pro forma condensed combined statement of operations of Pacer for the twelve months ended December 31, 2013 was derived from its audited consolidated financial statements for the twelve months ended December 31, 2013 (as filed on Form 10-K with the SEC by Pacer on February 26, 2014). The unaudited pro forma condensed combined statement of operations of 3PD for the 226 days ended August 14, 2013 was derived from its unaudited consolidated financial statements for the 226 days ended August 14, 2013.

The historical consolidated financial information of XPO Logistics, the consolidated financial information of New Breed, the consolidated financial information of Pacer, and the consolidated financial information of 3PD have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma events may not be indicative of actual events that would have occurred had the combined businesses been operating as a separate and independent business and may not be indicative of future events which may occur. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not intended to represent or be indicative of what the combined company’s financial position or results of income actually would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial information does not include the impact of any revenue, cost or other operating synergies that may result from the Transactions.

The Company funded the New Breed Transaction with the proceeds of a private placement of $500 million aggregate principal amount of 7.875% senior notes due September 1, 2019 that was completed on August 25, 2014 together with cash on hand. Accordingly, the unaudited pro forma condensed combined financial information reflects this offering.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2014

(In thousands)

	XPO	New Breed	Pro Forma Adjustments 2(a)		Pro Forma Combined
	Historic	Historic
ASSETS
Cash and cash equivalents	$111,620	$75,566	$(171,714)	(1)(4)(8)	$15,472
Accounts receivable, net of allowances	342,182	114,023	—		456,205
Prepaid expenses	12,764	4,293	—		17,057
Deferred tax asset, current	6,885	1,848	1,310	(12)	10,043
Other current assets	9,965	6,732	(3,151)	(8)	13,546

Total current assets	483,416	202,462	(173,555)		512,323

Property and equipment, net of accumulated depreciation	97,378	83,266	30,568	(3)	211,212
Goodwill	540,954	62,357	318,873	(2)	922,184
Identifiable intangible assets, net of accumulated amortization	231,915	3,600	132,710	(3)	368,225
Deferred tax asset, long term	75	—	—		75
Restricted cash	17,017	—	—		17,017
Other long-term assets	10,075	10,912	5,743	(4)(5)(7)(9)	26,730

Total long-term assets	897,414	160,135	487,894		1,545,443

Total assets	$1,380,830	$362,597	$314,339		$2,057,766

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$216,969	$18,488	$—		$235,457
Accrued salaries and wages	16,454	18,960	—		35,414
Accrued expenses, other	30,947	9,261	(1,393)	(8)	38,815
Current maturities of notes payable and capital leases	1,565	—	—		1,565
Other current liabilities	6,819	5,288	10,075	(10)	22,182

Total current liabilities	272,754	51,997	8,682		333,433

Convertible senior notes	101,074	—	—		101,074
Long term debt, net of current maturities	—	288,565	211,435	(4)(8)	500,000
Notes payable and capital leases, net of current maturities	484	—	—		484
Deferred tax liability, long-term	21,658	20,330	53,905	(3)(9)(11)(12)	95,893
Other long-term liabilities	34,108	9,536	3,962	(3)(6)(9)	47,606

Total long-term liabilities	157,324	318,431	269,302		745,057

Stockholders’ equity:
Preferred stock	42,258	44,634	(44,634)	(13)	42,258
Common stock	53	4	(3)	(1)(13)	54
Additional paid-in capital	1,063,709	1,175	28,892	(1)(13)	1,093,776
Treasury stock	(107)	—	—		(107)
Accumulated other comprehensive (loss) income	—	(9)	9	(13)	—
Accumulated deficit	(155,161)	(53,635)	52,090	(10)(12)(13)	(156,706)

Total stockholders’ equity	950,752	(7,831)	36,354		979,275

Total liabilities and stockholders’ equity	$1,380,830	$362,597	$314,339		$2,057,766

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2014

(In thousands, except per share data)

	XPO	New Breed	Conforming Adjustments 3(a)		Pro Forma Adjustments 3(b)		Pacer	Pro Forma Adjustments 5(a)		Pro Forma Combined
							Historic January 1, 2014 - March 31, 2014

	Historic	Historic
Revenue	$863,412	$290,117	$—		$—		$235,500	$—		$1,389,029
Operating expenses
Cost of purchased transportation and services	683,145	—	—		—		185,200	—		868,345
Direct operating expense	31,092	242,439	10,989	(1)	(956)	(7)(8)	22,000	(399)	(6)(7)(8)(9)(10)	305,165
Sales, general and administrative expense	182,431	30,965	(10,989)	(1)	8,818	(1)(6)(11)(12)	47,600	(16,676)	(1)(2)(10)(11)(12)	242,149

Total operating expenses	896,668	273,404	—		7,862		254,800	(17,075)		1,415,659

Operating (loss) income	(33,256)	16,713	—		(7,862)		(19,300)	17,075		(26,630)

Other expense (income)	250	—	—		—		(300)	—		(50)
Interest expense (income)	13,461	9,581	—		11,101	(4)(5)	300	(91)	(5)	34,352

(Loss) income before income tax provision	(46,967)	7,132	—		(18,963)		(19,300)	17,166		(60,932)
Income tax (benefit) provision	(5,070)	3,372	—		(15,926)	(2)(10)	(3,800)	8,860	(3)	(12,564)

Net (loss) income	(41,897)	3,760	—		(3,037)		(15,500)	8,306		(48,368)
Undeclared cumulative preferred dividends	(1,475)	—	—		—		—	—		(1,475)
Undistributed earnings attributable to Series A Preferred Stock	—	(2,597)	—		2,597	(9)	—	—		—

Net (loss) income available to common shareholders	$(43,372)	$1,163	$—		$(440)		$(15,500)	$8,306		$(49,843)

Basic loss per share
Net loss	$(0.92)									$(0.93)
Diluted loss per share
Net loss	$(0.92)									$(0.93)
Weighted average common shares outstanding
Basic weighted average common shares outstanding	46,970				1,061	(3)		5,327	(4)	53,358
Diluted weighted average common shares outstanding	46,970				1,061	(3)		5,327	(4)	53,358

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2013

(In thousands, except per share data)

	XPO	New Breed	Conforming Adjustments 3(a)		Pro Forma Adjustments 3(b)		Pacer	Pro Forma Adjustments 5(a)		3PD	Pro Forma Adjustments 7(a)		Pro Forma Combined
										Historic January 1, 2013 - August 14, 2013

	Historic	Historic					Historic
Revenue	$702,303	$586,923	$—		$—		$980,600	$—		$214,457	$—		$2,484,283
Operating expenses
Cost of purchased transportation and services	578,796	—	—		—		753,900	—		147,239	—		1,479,935
Direct operating expense	6,355	476,224	24,817	(1)	(1,763)	(7)(8)	93,000	(1,590)	(6)(7)(8)(9)(10)	8,015	—		605,058
Sales, general and administrative expense	169,477	61,865	(24,817)	(1)	17,622	(1)(6)	119,200	26,112	(1)(2)(10)(11)(12)	66,289	(12,120)	(1)(2)(3)(4)(5)(6)	423,628

Total operating expenses	754,628	538,089	—		15,859		966,100	24,522		221,543	(12,120)		2,508,621

Operating (loss) income	(52,325)	48,834	—		(15,859)		14,500	(24,522)		(7,086)	12,120		(24,338)

Other (income) expense	478	—	—		—		—	—		290	—		768
Interest expense	18,169	19,942	—		21,283	(4)(5)	1,100	(363)	(5)	14,824	(14,824)	(7)	60,131

(Loss) income before income tax provision	(70,972)	28,892	—		(37,142)		13,400	(24,159)		(22,200)	26,944		(85,237)
Income tax provision	(22,442)	11,680	—		(14,485)	(2)	5,400	(7,576)	(3)	(5,369)	13,596	(8)	(19,196)

Net (loss) income	(48,530)	17,212	—		(22,657)		8,000	(16,583)		(16,831)	13,348		(66,041)
Undeclared cumulative preferred dividends	(2,972)	—	—		—		—	—		—	—		(2,972)
Undistributed earnings attributable to Series A Preferred Stock	—	(11,948)	—		11,948	(9)	—	—		—	—		—

Net (loss) income available to common shareholders	$(51,502)	$5,264	$—		$(10,709)		$8,000	$(16,583)		$(16,831)	$13,348		$(69,013)

Basic loss per share
Net loss	$(2.26)												$(1.43)
Diluted loss per share
Net loss	$(2.26)												$(1.43)
Weighted average common shares outstanding
Basic weighted average common shares outstanding	22,752				1,061	(3)		24,388	(4)		—		48,201
Diluted weighted average common shares outstanding	22,752				1,061	(3)		24,388	(4)		—		48,201

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(Dollar Amounts are Presented in Thousands)

(1)	New Breed Purchase Price

The purchase price of $615,857 and the allocation of the purchase price discussed below are preliminary, and subject to certain post-closing adjustments including a potential adjustment to working capital. A final determination of required adjustments will be made based upon the final evaluation of the fair value of our tangible and identifiable intangible assets acquired and liabilities assumed. The purchase price consists of $585,789 of cash payable at the time of closing, including an estimate of the working capital adjustment, and $30,068 of XPO Logistics common stock which represents the fair value of 1,060,598 common shares issued as consideration in conjunction with the New Breed Agreement at the market price on September 2, 2014 of $32.45 per share. The final number of shares issued to the sellers was determined based upon the closing price of XPO’s common stock on the NYSE on July 29, 2014 with respect to 50% of the shares and the closing price of XPO’s common stock on the NYSE on the trading day immediately preceding the closing date of the New Breed Transaction with respect to the remaining 50% of the shares. The equity portion of the purchase price has been adjusted for a marketability discount related to the holding period restriction associated with the common stock issued as consideration in the New Breed Transaction. The following represents the purchase price to be paid in tabular format:

Description
Cash payment to Sellers	$585,789
Shares issued to Sellers	30,068

Fair value of total consideration	$615,857

The following tables summarize the purchase price allocation adjustments of the assets acquired and liabilities assumed as if the acquisition date was June 30, 2014. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Final adjustments, including increases or decreases to amortization resulting from the allocation of the purchase price to amortizable intangible assets, may be material. Adjustments to the fair value of intangible assets acquired and liabilities assumed will impact the value of goodwill recognized in the New Breed Transaction, and the adjustment to goodwill may be material. For illustrative purposes, the preliminary allocation of the purchase price to the fair value of New Breed’s assets acquired and liabilities assumed assuming the acquisition date was June 30, 2014 is presented as follows:

Description
Purchase price	$615,857
Carrying value of New Breed net assets acquired	129,016
Plus: Fair value of trademarks/trade names	4,460
Plus: Fair value of contractual customer relationships asset	115,120
Less: Fair value of contractual customer relationships liability	(5,640)
Plus: Fair value of non-contractual customer relationships	16,730
Plus: Fair value of acquired technology	19,580
Plus: Fair value adjustment to property and equipment	25,196
Plus: Asset for acquired favorable leasehold interests	2,034
Less: Liability for acquired unfavorable leasehold interests	(3,049)
Less: Fair value of deferred tax liability on step-up of net tangible and intangible assets	(68,820)

Fair value of goodwill	381,230

The following table shows the calculation of net assets acquired:

Description
Carrying value of New Breed net liabilities	$(7,831)
Less: Historic cash and cash equivalents	(75,566)
Less: Historic restricted cash	(3,151)
Plus: Historic long-term debt	288,565
Plus: Historic accrued interest	1,393
Less: Historic deferred financing costs	(3,973)
Less: Historic deferred contract costs	(2,677)
Plus: Historic deferred rent liability	4,727
Less: Historic internally developed software	(14,208)
Less: Historic identifiable intangible assets	(3,600)
Less: Historic goodwill	(62,357)
Less: Historic deferred tax liability on purchase accounting adjustments	7,694

Carrying value of New Breed net assets acquired	$129,016

(2)	Description of New Breed Conforming and Pro Forma Adjustments, as presented on the June 30, 2014 Balance Sheet

a.	Represents purchase price adjustments for the merger with New Breed as follows:

(1)	Represents an adjustment for the transaction price of $615,857, consisting of $585,789 of cash payable at the time of closing, including an estimate of the working capital adjustment, and $30,068 representing the fair value of 1,060,598 common shares issued as consideration in conjunction with the New Breed Agreement. For pro forma purposes, the purchase price payable in cash was funded as follows:

Description
Available cash on hand	$111,620
Proceeds from long-term debt issuance	474,169

Total cash consideration payable	$585,789

See footnote 4 for information on the debt issuance.

(2)	Eliminates goodwill recorded in the historical financial statements of New Breed of $62,357 and records the preliminary fair value of goodwill resulting from the pro forma allocation of the purchase price as if the acquisition had occurred using a preliminary estimate of $381,230. The adjustment represents the net impact to goodwill of $318,873. Goodwill resulting from the acquisition is not amortized, and will be assessed for impairment at least annually in accordance with applicable accounting guidance on goodwill. The goodwill as a result of the acquisition is not deductible for income tax purposes.

(3)	Represents the preliminary allocation of purchase price to identifiable tangible and intangible assets, as follows:

Preliminary Fair Value
Trademarks / trade names	$4,460
Non-contractual customer relationships	16,730
Contractual customer relationships asset	115,120

Total identified intangible assets	$136,310

Contractual customer relationships liability	(5,640)

Total identified intangible liabilities	$(5,640)

Technology	19,580
Less: Historic internally developed software	(14,208)
Plus: Fair value adjustment to other property and equipment	25,196

Total net fair value adjustment to property and equipment	$30,568

The adjustments of $136,310 to identifiable intangible assets, $5,640 to other long-term liabilities and $30,568 to property and equipment are a result of the preliminary allocation of purchase price to identifiable intangible and tangible assets and liabilities. The adjustment to identifiable intangible assets was recorded net of the historical net identifiable intangible assets of $3,600. A deferred tax liability was recorded related to the step-up of tax basis due to the preliminary allocation of the purchase price to identifiable tangible and intangible assets of $68,424.

(4)	The pro forma financial statements reflect the issuance of $500,000 of long-term debt to fund the New Breed Transaction. Net proceeds after fees are estimated to be $489,641. $10,359 of debt issuance costs are capitalized in other long-term assets. The cash purchase price of New Breed is $585,789.

(5)	Represents the elimination in purchase accounting of $3,973 of historical deferred financing costs related to New Breed’s debt facilities.

(6)	Represents the elimination in purchase accounting of $4,727 of the historical deferred rent liability related to recording New Breed’s operating lease expense on a straight-line basis over the respective lease terms.

(7)	Represents the elimination in purchase accounting of $2,677 of the historical deferred contract costs related to acquisition of New Breed’s customer contracts.

(8)	Represents adjustments to the combined company for assets and liabilities of New Breed not acquired by XPO Logistics, including cash of $75,566, restricted cash of $3,151, long-term debt of $288,565 and accrued interest related to the long-term debt of $1,393.

(9)	Represents adjustments in purchase accounting to record assets of $2,034 for favorable leasehold interests related to New Breed’s real property leases and liabilities of $3,049 for unfavorable leasehold interests related to other New Breed real property leases. A net deferred tax liability was recorded related to the leasehold interests of $396.

(10)	Reflects adjustments to account for transaction costs of $10,075 related to the New Breed Transaction, net of tax.

(11)	Represents the net decrease to long-term deferred tax liabilities of $7,694 related to the pro forma purchase accounting adjustments recorded.

(12)	Represents the effect on deferred taxes due to the release of the XPO Logistics Federal tax valuation allowance. The Federal tax valuation allowance of $8,531 was released in full due to the deferred tax liability generated through the step-up of the intangible assets recorded in the pro forma balance sheet which was deemed sufficient to allow the recognition of the deferred tax benefit related to XPO Logistics’ historical net operating losses for which a full valuation allowance was taken. The state and foreign components of the valuation allowance were not affected by the step-up due to differences in jurisdiction. $1,310 of the released valuation allowance was classified as current and $7,221 was non-current.

(13)	Reflects adjustments to eliminate New Breed’s historical preferred stock, common stock, additional paid-in capital, accumulated comprehensive loss and accumulated deficit of $44,634, $4, $1,175, ($9) and ($53,635), respectively.

(3)	Description of New Breed Conforming and Pro Forma Adjustments, as presented in the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2014 and twelve months ended December 31, 2013

a.	Represents conforming reclassification adjustments to present New Breed historical financial information in line with the XPO Logistics presentation:

(1)	To reclassify net sales, general and administrative expense of $10,989 and $24,817 for the six months ended June 30, 2014 and twelve months ended December 31, 2013 unaudited pro forma condensed combined statements of operations, respectively, to direct operating expense to conform to the XPO presentation. Historical information technology-related direct operating expense of $3,273 and $6,347 for the six months ended June 30, 2014 and twelve months ended December 31, 2013 unaudited pro forma condensed combined statements of operations, respectively, was reclassified from direct operating expense to sales, general and administrative expense. The expense represents the cost of New Breed’s corporate information technology functions which XPO classifies as sales, general and administrative expense. Historical depreciation expense classified within sales, general and administrative expense of $14,262 and $31,164 for the six months ended June 30, 2014 and twelve months ended December 31, 2013 unaudited pro forma condensed combined statements of operations, respectively, was reclassified from sales, general and administrative expense to direct operating expense. The expense represents the depreciation related to New Breed’s operating facilities which was previously classified in a separate line item on the historical statements of operations.

b.	Represents purchase price adjustments for the merger with New Breed as follows:

(1)	To record pro forma depreciation and amortization expense of $12,471 and $22,403 for the six months ended June 30, 2014 and twelve months ended December 31, 2013 unaudited pro forma condensed combined statements of operations, respectively, on the portion of the purchase price allocated to tangible and intangible assets and liabilities. Historical depreciation expense related to New Breed’s proprietary technology was $2,367 and $4,194 for the six months ended June 30, 2014 and twelve months ended December 31, 2013, respectively. Historical amortization expense of New Breed’s intangible assets was $0 and $942 for the six months ended June 30, 2014 and twelve months ended December 31, 2013, respectively. The pro forma adjustment reflects the incremental increase to depreciation and amortization expense of $10,104 and $17,267 for the six months ended June 30, 2014 and twelve months ended December 31, 2013, respectively. Pro forma depreciation and amortization is calculated as follows:

			Estimated Depreciation/Amortization (a)
	Preliminary Fair Value	Estimated Weighted Average Life (years)	For the 6 months ended June 30, 2014	For the 12 months ended December 31, 2013
Trademarks / trade names	$4,460	1.00	$—	$4,460
Non-contractual customer relationships	16,730	14.00	598	1,195
Contractual customer relationships asset	115,120	12.00	7,712	10,618
Contractual customer relationships liability	(5,640)	5.00	(572)	(3,335)

	$130,670		$7,738	$12,938

Technology	$19,580	4.00	$2,448	$4,895
Fair value adjustment to property and equipment	25,196	5.51	2,285	4,570

	$44,776		$4,733	$9,465

Total depreciation and amortization expense			$12,471	$22,403

(a)	For the trademarks/trade names and contractual customer relationships intangible assets and liabilities, amortization expense has been calculated in proportion to the weight of the undiscounted cash flows used to determine the fair value of the respective assets and liabilities. For the remaining intangible assets, amortization expense has been calculated using the straight-line method over the estimated useful life.

(2)	Represents the income tax effect of the pro forma adjustments calculated using an estimated statutory tax rate of 39.0% (i.e., the United States statutory income tax rate of 35.0% plus an estimated blended state income tax rate of 4.0%).

(3)	Represents the adjustment to basic and diluted weighted average shares outstanding for the effect of 1,060,598 shares issued as consideration in the New Breed Transaction.

(4)	To remove historic interest expense related to the long-term debt not assumed in the New Breed Transaction and the amortization of deferred financing costs eliminated in purchase accounting of $9,623 and $20,164 for the six months ended June 30, 2014 and twelve months ended December 31, 2013 unaudited pro forma condensed combined statements of operations, respectively.

(5)	To record interest expense related to the assumed debt issuance by XPO Logistics and amortization of the respective debt issuance costs described above in balance sheet footnote 4 of $20,724 and $41,447 for the six months ended June 30, 2014 and twelve months ended December 31, 2013 unaudited pro forma condensed combined statements of operations, respectively. The pro forma adjustments assume an interest rate on the debt of 7.875%.

(6)	To remove historic amortization of the deferred rent liability eliminated in purchase accounting of ($500) and $355 for the six months ended June 30, 2014 and twelve months ended December 31, 2013 unaudited pro forma condensed combined statements of operations, respectively.

(7)	To remove amortization of the deferred contract costs eliminated in purchase accounting of $914 and $1,668 for the six months ended June 30, 2014 and twelve months ended December 31, 2013 unaudited pro forma condensed combined statements of operations, respectively.

(8)	To record net amortization of acquired favorable and unfavorable leasehold interests recorded in purchase accounting of ($42) and ($95) for the six months ended June 30, 2014 and twelve months ended December 31, 2013 unaudited pro forma condensed combined statements of operations, respectively.

(9)	To eliminate undistributed earnings attributable to Series A preferred stock of New Breed in purchase accounting of $2,597 and $11,948 for the six months ended June 30, 2014 and twelve months ended December 31, 2013 unaudited pro forma condensed combined statements of operations, respectively.

(10)	Represents the income tax effect of releasing the XPO Logistics Federal tax valuation allowance of $8,531 for the six months ended June 30, 2014 unaudited pro forma condensed combined statements of operations. The XPO Logistics Federal tax valuation allowance was released in full due to the deferred tax liability generated through the step-up of the intangible assets recorded in the pro forma balance sheet which was deemed sufficient to allow the recognition of the deferred tax benefit related to XPO Logistics’ historical net operating losses for which a full valuation allowance was taken. The state and foreign components of the valuation allowance were not affected by the step-up due to differences in jurisdiction.

(11)	Represents the removal of $446 of non-recurring deal costs incurred by New Breed in the six ended June 30, 2014 in conjunction with the New Breed Transaction.

(12)	Represents the removal of $340 of non-recurring deal costs incurred by XPO in the six ended June 30, 2014 in conjunction with the New Breed Transaction.

(4)	Pacer Purchase Price

The purchase price of $331,488 and the allocation of the purchase price below are considered final, except for the fair value of deferred taxes and assumed liabilities. For illustrative purposes the allocation of the purchase price to the fair value of Pacer’s net assets acquired at the acquisition date of March 31, 2014 is presented as follows.

Description
Purchase price	$331,488
Carrying value of Pacer net assets acquired	85,415
Plus: Fair value of trademarks / trade names	2,760
Plus: Fair value of non-compete agreements	2,310
Plus: Fair value of contractual customer relationships	66,250
Plus: Fair value of non-contractual customer relationships	1,010
Plus: Fair value of acquired technology	13,190
Less: Fair value adjustment to property and equipment	(2,501)
Plus: Asset for acquired favorable leasehold interests	1,455
Less: Liability for acquired unfavorable leasehold interests	(3,941)
Less: Net deferred tax liability on step-up of net tangible and intangible assets	(12,364)

Fair value of goodwill	$177,904

(5)	Description of Pacer Pro Forma Adjustments, as presented for the three months ended March 31, 2014 in the six months ended June 30, 2014 Unaudited Pro Forma Condensed Combined Statement of Operations and in the Unaudited Pro Forma Condensed Combined Statements of Operations for the twelve months ended December 31, 2013 Unaudited Pro Forma Condensed Combined Statement of Operations

a.	Represents purchase price adjustments for the merger with Pacer as follows:

(1)	To record pro forma depreciation and amortization expense of $4,605 and $30,534 for the three months ended March 31, 2014 and twelve months ended December 31, 2013 unaudited pro forma condensed combined statements of operations, respectively, on the portion of the purchase price allocated to tangible and intangible assets. There was no historical intangible asset amortization expense recorded by Pacer for the three and twelve month periods, respectively. Historical depreciation expense related to Pacer’s proprietary technology was $473 and $1,786 for the three months ended March 31, 2014 and twelve months ended December 31, 2013, respectively. The pro forma adjustments are shown on a net basis. Pro forma depreciation and amortization is calculated as follows:

			Estimated Depreciation/Amortization (a)
	Fair Value	Estimated Weighted Average Life (years)	For the 3 months ended March 31, 2014	For the 12 months ended December 31, 2013
Trademarks / trade names	$2,760	1.00	$—	$2,760
Non-compete agreements	2,310	6.00	96	385
Non-contractual customer relationships	1,010	14.00	18	72
Contractual customer relationships - # 1	25,800	8.00	672	3,380
Contractual customer relationships - # 2	39,490	3.00	3,022	20,772
Contractual customer relationships - # 3	960	3.00	80	297

	$72,330		$3,888	$27,666

Technology	$13,190	4.00	$824	$3,298
Fair value adjustment to property and equipment	(2,501)	5.82	(107)	(430)

	$10,689		$717	$2,868

Total depreciation and amortization expense			$4,605	$30,534

(a)	For the trademarks/trade names and customer relationships intangible assets, amortization expense has been calculated in proportion to the weight of the undiscounted cash flows used to determine the fair value of the respective assets. For the remaining intangible assets, amortization expense has been calculated using the straight-line method over the estimated useful life.

(2)	As part of the Pacer Transaction, Pacer management entered into new employment agreements with XPO Logistics which provide for stock compensation. Based on the contractual nature of the agreements, the adjustments reflect the change in stock compensation expense under each arrangement. All new arrangements include only time-based awards. Stock compensation under the new agreements was $194 and $1,708 for the three months ended March 31, 2014 and twelve months ended December 31, 2013, respectively. Pacer had historic stock compensation expense of $555 and $2,523 for the three and twelve month periods, respectively. The pro forma adjustments show the respective net differences to stock compensation expense of $361 and $815, respectively.

(3)	Represents the income tax effect of the pro forma adjustments calculated using an estimated statutory tax rate of 37.5% (i.e., the United States statutory income tax rate of 35.0% plus an estimated blended state income tax rate of 2.5%).

(4)	Represents the adjustment to basic and diluted weighted average shares outstanding to account for the effects of the August 2013 and February 2014 equity issuances and the Pacer and 3PD Transactions as if they had occurred on January 1, 2013 for purposes of presenting earnings per share.

(5)	To remove historic interest expense related to the amortization of deferred financing costs eliminated in purchase accounting of $91 and $363 for the three months ended March 31, 2014 and twelve months ended December 31, 2013, respectively.

(6)	To remove historic amortization of the deferred rent liability eliminated in purchase accounting of $22 and $157 for the three months ended March 31, 2014 and twelve months ended December 31, 2013, respectively.

(7)	To remove historic amortization of the lease origination costs eliminated in purchase accounting of $13 and $51 for the three months ended March 31, 2014 and twelve months ended December 31, 2013, respectively.

(8)	To remove historic amortization of the deferred planned major maintenance costs eliminated in purchase accounting of $268 and $1,069 for the three months ended March 31, 2014 and twelve months ended December 31, 2013, respectively.

(9)	To remove historic amortization of the deferred gain on sale leaseback transactions eliminated in purchase accounting of $76 and $698 for the three months ended March 31, 2014 and twelve months ended December 31, 2013, respectively.

(10)	To record net amortization of the favorable and unfavorable leasehold interests recorded in purchase accounting related to Pacer’s railcar, chassis and real property leases of $300 and $1,662 for the three months ended March 31, 2014 and twelve months ended December 31, 2013, respectively. $216 and $1,325 were recorded through direct operating expense and $84 and $337 were recorded through sales, general and administrative expense, respectively, based on the nature of the respective leases.

(11)	Represents the removal of $15,887 and $1,307 of non-recurring deal costs incurred by Pacer in the three months ended March 31, 2014 and twelve months ended December 31, 2013, respectively, in conjunction with the Pacer Transaction.

(12)	Represents the removal of $4,476 and $177 of non-recurring deal costs incurred by XPO in the three months ended March 31, 2014 and twelve months ended December 31, 2013, respectively, in conjunction with the Pacer Transaction.

(6)	3PD Purchase Price

The purchase price of $364,329 and the allocation of the purchase price below are considered final. For illustrative purposes the allocation of the purchase price to the fair value of 3PD’s net assets acquired at the acquisition date of August 15, 2013 is presented as follows.

Description
Purchase price	$364,329
Carrying value of 3PD net assets acquired	14,026
Plus: Fair value of trademarks / trade names	5,900
Plus: Fair value of non-compete agreements	1,550
Plus: Fair value of customer relationships	110,600
Plus: Fair value of carrier relationships	12,100
Plus: Fair value of acquired technology	18,000
Less: Net deferred tax liability on step-up of net tangible and intangible assets	(29,196)

Fair value of goodwill	$231,349

(7)	Description of 3PD Pro Forma Adjustments, as presented for the 226 days ended August 14, 2013 in the twelve months ended December 31, 2013 Unaudited Pro Forma Condensed Combined Statement of Operations

a.	Represents purchase price adjustments for the acquisition of 3PD as follows:

(1)	To record pro forma depreciation and amortization expense of $23,983 for the twelve months ended December 31, 2013 unaudited pro forma condensed combined statement of operations on the portion of the purchase price allocated to tangible and intangible assets. 3PD had historic depreciation and amortization of the respective tangible and intangible assets of $6,812 for the 226 days ended August 14, 2013 while XPO recorded $9,707 of depreciation and amortization expense for the August 15, 2013 to December 31, 2013 post-acquisition period. The pro forma adjustment reflects the incremental increase to depreciation and amortization expense of $7,464 for the twelve months ended December 31, 2013. Pro forma depreciation and amortization is calculated as follows:

	Fair Value	Estimated Weighted Average Life (years)	Estimated Depreciation/Amortization (a)
			For the year ended December 31, 2013
Trademarks / tradenames	$5,900	4.00	$1,740
Non-compete agreements - principals	950	5.00	190
Non-compete agreements - other executives	600	4.00	150
Carrier relationships	12,100	2.00	6,050
Customer relationships	110,600	10.00	11,353

	$130,150		$19,483

Technology	$18,000	4.00	$4,500

Total depreciation and amortization expense			$23,983

(a)	For the trademarks/trade names and customer relationships intangible assets, amortization expense has been calculated in proportion to the weight of the undiscounted cash flows used to determine the fair value of the respective assets. For the remaining intangible assets, amortization expense has been calculated using the straight-line method over the estimated useful life.

(2)	Represents the removal of management fees related to the former owners of 3PD of $745 for the 226 days ended August 14, 2013 unaudited pro forma condensed combined statement of operations.

(3)	As part of the 3PD Transaction, 3PD management entered into new employment agreements with XPO Logistics which provide for stock compensation. Based on the contractual nature of the agreements, the adjustment reflects the change in stock compensation expense under each arrangement. Stock compensation under the new agreements was $497 for the 226 days ended August 14, 2013. 3PD had historic stock compensation expense of $1,597 for the 226 day period. The pro forma adjustment shows the net difference to stock compensation expense of ($1,100). The stock compensation expense recognized in the pro forma financial statements for the new arrangements includes only the time-based awards granted. Compensation expense has not been recognized for performance-based awards due to the inability to determine whether the performance goals would have been met assuming the performance based targets were set on January 1, 2013.

(4)	Represents the removal of amortization related to deferred financing costs of 3PD not acquired in the 3PD Transaction of $1,117 for the 226 days ended August 14, 2013 unaudited pro forma condensed combined statement of operations.

(5)	Represents the removal of $13,301 of non-recurring deal costs incurred by Sellers in the 226 days ended August 14, 2013 unaudited pro forma condensed combined statement of operations in conjunction with the 3PD Transaction.

(6)	Represents the removal of $3,321 of non-recurring deal costs incurred by XPO in the 226 days ended August 14, 2013 unaudited pro forma condensed combined statement of operations in conjunction with the 3PD Transaction.

(7)	Represents the removal of interest related to debt of 3PD not assumed in the 3PD Transaction of $14,824 for the 226 days ended August 14, 2013 unaudited pro forma condensed combined statement of operations.

(8)	Represents the income tax effect of the pro forma adjustments calculated using an estimated statutory tax rate of 38.0% (i.e., the United States statutory income tax rate of 35.0% plus an estimated blended state income tax rate of 3.0%).